Exhibit 4.1

FORM OF SUBORDINATED NOTE

HOWARD BANCORP, INC.

Fixed-to-Floating Rate Subordinated Note
due December 6, 02028

Certificate No.:

QIB (CUSIP / ISIN):     442496AA3

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE (THIS “NOTE”) IS NOT A SAVINGS ACCOUNT, DEPOSIT, OR OTHER OBLIGATION OF ANY BANK OR SAVINGS ASSOCIATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED AND JUNIOR IN  RIGHT OF PAYMENT TO THE CLAIMS OF CREDITORS (OTHER THAN CREDITORS HOLDING EXISTING SUBORDINATED DEBT OR DEBT THAT BY ITS TERMS EXPRESSLY IS JUNIOR TO, OR RANKS EQUALLY IN RIGHT OF PAYMENT WITH, THIS NOTE) OF HOWARD BANCORP, INC., A MARYLAND CORPORATION (THE “ISSUER”), INCLUDING OBLIGATIONS OF THE ISSUER TO ITS GENERAL AND SECURED CREDITORS, AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES. IN THE EVENT OF LIQUIDATION OF THE ISSUER, ALL CREDITORS OF THE ISSUER (OTHER THAN CREDITORS HOLDING EXISTING SUBORDINATED DEBT OR DEBT THAT BY ITS TERMS EXPRESSLY IS JUNIOR TO, OR RANKS EQUALLY IN RIGHT OF PAYMENT WITH, THIS NOTE) SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH CREDITORS OF THE ISSUER, THE HOLDER OF THIS NOTE SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE ISSUER THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY, OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE ISSUER OR ANY OBLIGATION THAT BY ITS TERMS EXPRESSLY IS JUNIOR TO THIS NOTE. THIS NOTE IS NOT GUARANTEED BY THE ISSUER’S SUBSIDIARIES, INCLUDING HOWARD BANK, A MARYLAND-CHARTERED TRUST COMPANY WITH COMMERCIAL BANKING POWERS UNDER TITLE 3 OF THE FINANCIAL INSTITUTIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND (THE “BANK”) AND, THEREFORE, THE NOTE IS STRUCTURALLY SUBORDINATE TO THE EXISTING AND FUTURE INDEBTEDNESS OF SUCH SUBSIDIARIES, INCLUDING WITHOUT LIMITATION THE BANK’S DEPOSITORS, LIABILITIES TO GENERAL CREDITORS, AND LIABILITIES ARISING DURING THE ORDINARY COURSE OF BUSINESS OR OTHERWISE.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF SECTION 8 HEREOF.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATED NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS HEREOF, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE OFFER AND SALE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAW.  THE NOTE REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THIS NOTE, AND ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THIS NOTE WILL BE VOID.

CERTAIN ERISA CONSIDERATIONS:

EACH PURCHASER AND HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS, AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN, OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A  “PLAN”), A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, OR (ii) SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS NOTE OR ANY INTEREST HEREIN.

Principal Amount: $25,000,000

HOWARD BANCORP, INC.
Fixed-to-Floating Rate Subordinated Note
due December 6,  2028

1.            Payment. Howard Bancorp, Inc., a Maryland corporation (the “Issuer”), for value received, hereby promises to pay to the order of Cede & Co., or its registered assigns, as nominee of The Depository Trust Company (“DTC”), the principal sum of twenty five million dollars (U.S.) ($25,000,000) plus accrued but unpaid interest on December 6, 2028 (the “Maturity Date”), unless redeemed prior to such date as permitted pursuant to the terms of this Note, and to pay interest on the outstanding principal amount of this Note (as defined herein): (i) from and including December 6, 2018, or from and including the most recent Fixed Interest Payment Date (as defined below) to which interest has been paid or duly provided, as the case may be, to but excluding December 6, 2023, at the rate of 6.00% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears on June 6 and December 6 of each year (each, a “Fixed Interest Payment Date”), commencing June 6, 2019; and (ii) from and including December 6, 2023, or from and including the most recent Floating Interest Payment Date (as defined below) to which interest has been paid or duly provided, as the case may be, to but excluding the Maturity Date, at a rate per annum, reset quarterly, equal to Three-Month LIBOR (as defined below) determined on the Interest Rate Determination Date (as defined below) of the applicable Floating Rate Interest Period (as defined below) plus 302 basis points (computed on the basis of a 360-day year and the number of days actually elapsed), payable quarterly in arrears on March 6, June 6, September 6, and December 6 of each year (each, a “Floating Interest Payment Date,” and each Fixed Interest Payment Date or Floating Interest  Payment  Date, an “Interest Payment Date”), commencing December 6, 2023, until the principal hereof is paid or a sum sufficient to pay such principal has been made available for payment. For purposes of this Note, (x) “Floating Rate Interest Period” means each three-month period beginning on a scheduled Floating Interest Payment Date and (y) “Three-Month LIBOR” shall mean that rate for deposits in United States dollars for a three-month period as published by Reuters on Reuters Screen LIBOR03 (or such other page that may replace that page on that service or a successor service) as of 11:00 a.m., London, England, time on the date (the “Interest Rate Determination Date”) that is two LIBOR Business Days (as defined below) preceding the first day of such Floating Rate Interest Period (or if not so reported, then as determined by the Issuer from another recognized source or interbank quotation, and disclosed to the Holders (as defined herein)). Notwithstanding the foregoing, if the Three-Month LIBOR rate cannot be so determined as of an Interest Rate Determination Date for any reason, the Issuer shall select (with notice to each Holder) an alternative rate, including any spread adjustments thereto (the “Alternative Rate”). Issuer shall use its commercially reasonable judgment in determining the Alternative Rate based on that rate determined by the U.K. Financial Conduct Authority (the “FCA”) and generally being used as the successor to 3-month USD LIBOR; if no such successor rate has been determined by the FCA, Issuer shall use its commercially reasonable judgment in determining the Alternative Rate generally being used as the successor to 3-month USD LIBOR; provided, however, that, in either case, if the Issuer is notified by Holders holding a majority in principal amount of the outstanding Subordinated Notes (as defined herein) within five Business Days after the receipt by all Holders of notice of such Alternative Rate selection that such Holders reasonably believe that such Alternative Rate is not consistent with the successor for LIBOR, including any spread adjustments, generally used in quarterly pay floating rate obligations, then the Alternative Rate shall be the rate selected by the Issuer and consented to by the Holders holding a majority in principal amount of the outstanding Subordinated Notes. All references herein to “LIBOR” shall mean such Alternative Rate selected by the Issuer. A “LIBOR Business Day” shall mean a day on which the office of the Issuer is open for business and on which dealings in United States dollar deposits are carried out on the London interbank market.

Any payment of principal of or interest on this Fixed-to-Floating Rate Subordinated Note due December 6, 2028 (this “Note”) that would otherwise become due and payable on a day that is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day.  The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of New York or the State of Maryland are generally authorized or required by law or executive order to be closed.

2.            Subordinated Notes. This Note is one of a duly authorized issue of notes of the Issuer designated as “Fixed-to-Floating Rate Subordinated Notes due December 6, 2028” (the “Subordinated Notes”), initially limited in aggregate principal amount to $25,000,000 and issued in accordance with the Issuing and Paying Agent Agreement dated as of December 6, 2018 and attached hereto as Exhibit A (the “Paying Agent Agreement”), by and between the Issuer and U.S. Bank National Association, as issuing and paying agent (herein called the “Paying Agent,” which term includes any successor issuing and paying agent under the Paying Agent Agreement), and reference is hereby made to the Paying Agent Agreement for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Issuer and the Paying Agent and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. The holder in whose name any Subordinated Notes are registered on the Security Register (as defined herein) is referred to as a “Holder,” and all such Holders collectively are referred to as the “Holders.”

3.            Subordination. The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Issuer, whether now outstanding or subsequently created, assumed, or incurred (collectively, “Senior Indebtedness”), which shall consist of: (a) the principal of (and premium, if any) and interest, if any, on all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes, or other written instruments, and including, but not limited to, all obligations to the Issuer’s general and secured creditors; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (c) all obligations, contingent or otherwise, of the Issuer arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptances, security purchase facilities, and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer associated with derivative products, including in respect of interest rate swap, cap, or other similar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts, and other similar arrangements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor, or otherwise; (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; and (h) any and all amendments, renewals, extensions, modifications, and deferrals of the indebtedness and obligations of the type referred to in clauses (a) through (g); except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (iii) any indebtedness between the Issuer and any of its subsidiaries or Affiliates (as defined below). This Note is not secured by any assets of the Issuer and is not covered by a guarantee of the Issuer or any Affiliate of the Issuer. This Note is also not guaranteed by the Issuer’s subsidiaries, including the Issuer’s wholly owned subsidiary, Howard Bank, a Maryland-chartered trust company with commercial banking powers under Title 3 of the Financial Institutions Article of the Annotated Code of Maryland (the “Bank”) and, therefore, this Note is structurally subordinate to the existing and future indebtedness of such subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors, and liabilities arising during the ordinary course of business or otherwise. The term “Affiliates” means, with respect to any Person, such Person’s immediate family members, partners, members, or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity or organization.

Each Holder by accepting a Subordinated Note authorizes and directs the Paying Agent on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Issuer as provided in this Section 3 and appoints the Paying Agent as attorney-in-fact for any and all such purposes.

In the event of any bankruptcy, insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities, or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full (including such interest as may be provided by law) before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the Holders, together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid pro rata from the remaining assets of the Issuer the unpaid principal thereof (and premium, if any) and the unpaid interest thereon before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock of the Issuer or any obligation of the Issuer that, by its terms, expressly is junior to the Subordinated Notes.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or indebtedness that ranks equally in right of payment with the Subordinated Notes  or (b) an event of default with respect to any Senior Indebtedness or indebtedness that ranks equally in right of payment with the Subordinated Notes, as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall act to prohibit, limit, or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or that may be junior or senior in rank to the Subordinated Notes.

4.            Merger and Sale of Assets. The Issuer shall not consolidate with or merge with or into another entity, except for consolidations and mergers in which the Issuer continues as the surviving entity, or convey, transfer, or lease substantially all of its properties and assets to any Person, unless:

(a)            the entity formed by such consolidation or into which the Issuer is merged or the Person that acquires by conveyance or transfer or that leases substantially all of the properties and assets of the Issuer shall be a corporation, limited liability company, partnership, trust, association, or other legal entity organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions on the part of the Issuer to be performed or observed contained herein and in the Paying Agent Agreement; and

(b)            immediately after giving effect to such transaction, no Event of Default (as defined below), and no event that, after notice or lapse of time or both, would become an Event of Default,  shall have happened and be continuing.

5.          Negative Covenant(s). The Issuer shall not declare or pay any dividend or make any distribution on the capital stock or other equity securities of the Issuer (except for (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s capital stock; (b) the declaration of dividends in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (c) as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock; (d) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (e) purchases of shares of any class of the Issuer’s capital stock related to the issuance of common stock or rights under any benefit plans for the Issuer’s directors, officers or employees or any of the Issuer’s dividend reinvestment plans), if either of the Issuer or the Bank is not “well capitalized” for regulatory capital purposes both immediately prior to the declaration of such dividend or distribution and after giving effect to the payment of such dividend or distribution.

6.            Events of Default; Acceleration. Each of the following events shall constitute an “Event of Default”:

(a)            the Issuer’s failure to pay any interest on any Subordinated Notes as and when such interest becomes due and payable, which failure continues for a period of 30 days;

(b)            the Issuer’s failure to pay the principal of any Subordinated Notes as and when the same shall become due and payable, whether at the Maturity Date or otherwise;

(c)            the Issuer materially fails to keep or perform any of its other material agreements, undertakings, obligations, or covenants under the Subordinated Note Purchase Agreement pursuant to which this Note was issued (the “Purchase Agreement”) or under this Note (other than as specifically addressed elsewhere in this Note) and such failure continues (without such default or breach having been waived in accordance with the provisions of this Note) for a period of 30 days after the Issuer has received written notice from any Holder(s) specifying such default or breach and requiring it to be remedied, in the event of any failure other than a failure addressed by Sections 6(a) or 6(b);

(d)            a court or other governmental agency or body having jurisdiction on the premises shall enter a decree or order for the appointment of a receiver, liquidator, trustee, or other similar official in any bankruptcy, liquidation, insolvency, or similar proceeding with respect to the Issuer or all or substantially all of the property of the Issuer or for the winding up of the affairs or business of the Issuer and such decree or order shall have remained in effect for 90 days;

(e)            if, pursuant to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law or statute of the federal government or any state government that, by its express terms, is applicable to the Issuer, (i) any proceedings involving the Issuer are commenced by or against the Issuer, or (ii) a trustee of any substantial part of the assets of the Issuer is applied for or appointed, and the Issuer by any action or failure to act indicates its approval of, consent to, or acquiescence in any of the foregoing, or an order shall be entered approving the petition in such proceedings, or approving the application for or appointment of such trustee, and within 60 days after the entry of such order or such appointment such order or appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect. Notwithstanding any cure periods provided for above, the Issuer shall, promptly upon becoming aware of any Event of Default, deliver or cause to be delivered to each Holder, at the Holder’s address shown on the Security Register (as defined in Section 13 below), written notice of such Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing; or

(f)            any certification made by the Issuer to the Holder pursuant to the Purchase Agreement or otherwise made in writing by the Issuer to the Holders in connection with or as contemplated by the Purchase Agreement or the Subordinated Notes shall be materially incorrect or false as of the delivery date of such certification, or any representation by the Issuer to the Holders as to the financial condition or credit standing of the Issuer is or proves to be materially false or misleading as of the date such representation was made; provided that no such Event of Default shall be deemed to be continuing after such time as Issuer has notified the Holders thereof.

Unless the principal of this Note already shall have become due and payable, if an Event of Default set forth in subsections (d) or (e) above shall have occurred and be continuing, the Holder of this Note, by notice in writing to the Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration, the same shall become and shall be immediately due and payable. In such case, the Issuer hereby waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

Any time after a declaration of acceleration with respect to this Note has been made by the Holder thereof, such Holder, by written notice to the Issuer, may rescind and annul such declaration and its consequences (but only with respect to such Holder’s Note or portion of the Note) if: (a) the Issuer has paid (i) all overdue interest on all Subordinated Notes that has become due other than by such declaration of acceleration, and (ii) the principal of all Subordinated Notes that has become due other than by such declaration of acceleration and any interest thereon; and (b) all Events of Default with respect to the Subordinated Notes, have been cured or waived as provided in Section 7 below.

7.            Waiver of Past Defaults.

(a)            A Holder may, on behalf of such Holder only, waive any past default hereunder.

(b)            Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured for every purpose in respect of the Subordinated Notes held by such Holder; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

8.            Global Notes.

(a)            This Note is issued in fully registered book-entry form in global form (each, a “Global Note”) in the name of DTC as depositary (the “Depositary”).

(b)            No Global Note shall be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or such nominee to a successor to the Depositary or a nominee of such successor. A Global Note may be exchanged for a note in fully registered certificated form (each, a “Certificated Note”) in the event that (i) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary has ceased to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Issuer within 60 days thereafter, (ii) an Event of Default has occurred and is continuing with respect to the Subordinated Notes, or (iii) the Issuer, in its sole discretion, determines that all of the Subordinated Notes shall no longer be represented by Global Notes. Any Global Note exchanged pursuant to clause (i) or (iii) above shall be so exchanged in whole but not in part, while any Global Note exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary.

(c)            Subordinated Notes issued in exchange for a Global Note or any portion thereof shall be issued as Certificated Notes, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, and shall be registered in such names and be in such authorized denominations as the Depositary or an authorized representative thereof shall designate. If a Global Note to be exchanged in whole is not then held by the Paying Agent as custodian for the Depositary or its nominee, such Global Note shall be surrendered by the Depositary to the office of the Paying Agent located at U.S. Bank National Association, Corporate Trust Services, 333 Commerce Street, Suite 800, Nashville, Tennessee 37201, Attention: Wally Jones (the “Payment Office”), to be so exchanged. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange by the Depositary or, if the Paying Agent is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Paying Agent.

(d)            The provisions of Sections 12(b), 12(c), and 13 of the Paying Agent Agreement shall apply with respect to the exchange, transfer, or replacement of any Certificated Notes and are incorporated herein by reference.

9.            Failure to Make Payment. Notwithstanding any cure period provided for in Section 6, in the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days), the Issuer will, upon demand of the Holder, pay to the Holder the amount then due and payable on this Note for principal and interest (without acceleration of this Note in any manner), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law.  If the  Issuer fails to pay such amount upon such demand, the Holder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.

During the continuance of an Event of Default, except as required by any federal or state governmental agency, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase, or redeem any debt securities of the Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, in each case other than: (i) any dividends or distributions in shares of, or options, warrants, or rights to subscribe for or purchase shares of, any class of the Issuer’s capital stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock or of any class or series of the Issuer’s indebtedness for any class or series of the Issuer’s capital stock; (iv) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of shares of any class of the Issuer’s capital stock related to the issuance of capital stock or rights under any benefit plans for the Issuer’s directors, officers, or employees or any of the Issuer’s dividend reinvestment plans.

  10.  Redemption.

(a)            Special Event Redemption. In the event (i) this Note (to the extent that this Note was previously treated as Tier 2 Capital) ceases to be deemed, or there is a material risk that this Note will, within 120 days, cease to be deemed, to be “Tier 2” capital (as defined by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (“Tier 2 Capital”)) as a result of a change in law or regulation by any judicial, legislative, or regulatory authority that becomes effective after the date of issuance of this Note, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Maturity Date, (ii) of a Tax Event (as defined below), or (iii) the Issuer becomes required, or there is a material risk that the Issuer will be required, within 120 days, to register as an investment company pursuant to the Investment Company Act of 1940, as amended, the Issuer may redeem this Note in whole, but not in part, at any time upon giving not less than 10 days’ notice to the Holder of this Note at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest thereon to but excluding the redemption date, which notice may be conditional. “Tax Event” means the receipt by the Issuer of an opinion of counsel to the Issuer that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial action or decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Issuer on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes.

(b)            Redemption on or after December 6, 2023. On or after the Interest Payment Date of December 6, 2023, this Note shall be redeemable by the Issuer on any Interest Payment Date, in whole at any time, or in part from time to time, at an amount equal to 100% of the outstanding principal amount to be redeemed, plus accrued but unpaid interest thereon to but excluding the redemption date.

(c)            No Repayment at Option of Holder.  This Note shall not be subject to repayment at the option of the Holder, in whole or in part, prior to the Maturity Date.

(d)            Regulatory Approvals. Any such redemption or prepayment shall be subject to receipt of any and all required federal and state regulatory approvals, including, but not limited to, the consent of the Federal Reserve. In the case of any redemption or prepayment of this Note, the Issuer will give the Holder notice not less than 30 nor more than 60 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid, which notice may be conditional. Any partial redemption of the Subordinated Notes shall be made pro rata among the Holders based on the aggregate principal amount of Subordinated Notes held by each Holder.

(e)            Effectiveness of Redemption. If notice of redemption has been duly given, and notwithstanding that this Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption, interest shall cease to accrue on the portion of this Note called for redemption, the portion of this Note called for redemption shall no longer be deemed outstanding, and all rights with respect to the portion of this Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Issuer shall default in the payment of the redemption price, except only the right of the Holder to receive the amount payable on such redemption, without interest.

(f)            Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Note, the Issuer shall have the right to purchase any of the Subordinated Notes at any time in the open market, in private transactions, or otherwise. If the Issuer purchases any Subordinated Notes, it may, in its discretion, hold, resell, or cancel any of the purchased Subordinated Notes.

11.            Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the Holder of this Note if such Holder shall have previously provided wire instructions to the Paying Agent, upon presentation and surrender of this Note at the Payment Office or at such other place or places as the Issuer shall designate by notice to the Holders as the payment office, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the Holder of this Note, as such Person’s address appears on the Security Register (as defined below) maintained by the Paying Agent. Interest payable on any Interest Payment Date shall be payable to the Holder in whose name this Note is registered at the close of business on the February 15, May 15, August 15, or November 15, as the case may be (whether or not a Business Day), immediately preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”), except that interest not paid on the Interest Payment Date, if any, will be paid to the Holder in whose name this Note is registered at the close of business on a special record date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the Holder not less than 10 calendar days prior to such Special Record Date. The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates.”  To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first against interest due hereunder and then against principal due hereunder. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event Holder receives payments in excess of its pro rata share of the Issuer’s payments to the Holders, then Holder shall hold in trust all such excess payments for the benefit of the other Holders and shall pay such amounts held in trust to such other Holders upon demand by such Holders.

12.            Form of Payment; Unclaimed Payments. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Any money that the Issuer pays to the Paying Agent for the purpose of making payments on this Note and that remains unclaimed two years after the payments were due will, at the Issuer’s request, be returned to it. After that time, the Holder of this Note can only look to the Issuer for payment on this Note.

13.            Registration of Transfer; Security Register. Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Holder in person, or by his, her, or its attorney duly authorized in writing, at the Payment Office or at such other place or places as the Issuer shall designate by notice to the Holders of this Note as the payment office. The Paying Agent will maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Holder thereof. If this Note is presented or surrendered for registration of transfer or for exchange it shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Holder of this Note or his, her, or its attorney duly authorized in writing, with such tax identification number or other information for each Person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made on or after the 15th day immediately preceding the Maturity Date.

14.            Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Paying Agent or the Issuer may require the payment from the Holder of this Note of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (other than exchanges pursuant to the Paying Agent Agreement not involving any transfer) or presentation of evidence that such tax, charge, or fee has been paid.

15.            Ownership. Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Holder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer shall not be affected by any notice to the contrary.

16.            Notices. All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at 3301 Boston Street, Baltimore, Maryland 21224, Attention: General Counsel, or to such other address or to the attention of such other Person(s) as may be designated by the Issuer by notice to the Holder. All notices to the Holders shall be in writing and sent by first-class mail to each Holder at his or its address as set forth in the Security Register. Any such notice shall be effective upon receipt if received during normal business hours or, if not received during normal business hours, on the next Business Day. For so long as the Subordinated Notes are represented by a Global Note, any notices to Holders will be delivered to DTC as the sole Holder in accordance with its applicable policies as in effect from time to time.

17.            Denominations. The Subordinated Notes are issuable only as fully registered notes without interest coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

18.            Absolute and Unconditional Obligation of the Issuer. No provisions of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

  19.  Waiver and Consent; Amendment; Modification.

(a)            Any consent or waiver given by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(b)            If all or any portion of the Subordinated Notes, to the extent that the Subordinated Notes are treated as Tier 2 Capital, ceases to be deemed, or there is a material risk that all or any portion of the Subordinated Notes will, within 120 days, cease to be deemed, to be Tier 2 Capital as a result of a change in law or regulation by any judicial, legislative, or regulatory authority that becomes effective after the date of issuance of the Subordinated Notes, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Maturity Date, the Issuer will immediately notify the Holder of this Note, and thereafter the Issuer shall have the option to redeem the Subordinated Notes, in whole but not in part, in accordance with the terms of Section 10 hereof.  If the Issuer elects to restructure the Note to qualify as Tier 2 Capital (which the Issuer shall have the right to do), the Issuer and the Holder shall work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by this Note to qualify as Tier 2 Capital.

(c)            No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(d)            Any insured depository institution that shall be a Holder of this Note or that otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(e)            Notwithstanding any other portion of this Section 19, without the consent of any Holders, the Issuer and the Paying Agent may make or enter into one or more amendments to or modifications of the Paying Agent Agreement or the Subordinated Notes, in form reasonably satisfactory to both the Issuer and the Paying Agent, to (i) evidence the succession of another entity to the Issuer and the assumption by any such successor of the obligations of the Issuer contained in the Paying Agent Agreement and in the Subordinated Notes, (ii) change or eliminate any of the provisions of the Paying Agent Agreement, provided that any such change or elimination shall become effective only when there is no outstanding Subordinated Note created prior to the execution of such change or elimination that is entitled to the benefit of such change or elimination, (iii) establish other forms or terms of the Subordinated Notes as permitted in the Paying Agent Agreement, (iv) evidence and provide for the acceptance of appointment under the Paying Agent Agreement by a successor Paying Agent, (v) cure any ambiguity or correct or supplement any provisions in the Paying Agent Agreement or in this Note that may be inconsistent with any other provisions herein or in the Paying Agent Agreement, or make any other provisions with respect to matters or questions arising herein or in the Paying Agent Agreement, provided that such action shall not adversely affect the interests of any Holder in any material respect as determined in good faith by the board of directors of the Issuer, (vi) modify the restrictions on and procedures for resales and other transfers of the Subordinated Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally, or (vii) modify, eliminate, or add to the provisions of the Paying Agent Agreement to such extent as shall be necessary to qualify the Paying Agent Agreement (including any supplemental agreement thereto) under the Trust Indenture Act of 1939, as amended, or under any similar statute hereafter enacted.

(f)            No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the prior written consent of the holders of more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may:  (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payments of the obligations of Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 9 (Failure to Make Payment) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; (vii) disproportionately and adversely affect any of the holders of the then outstanding Subordinated Notes; or (viii) amend or modify the immediately preceding subsections (i)-(vii).

20.            Further Issues. The Issuer may, without the consent of the Holders, create and issue additional notes having the same terms and conditions as the Subordinated Notes (except for the issue date and issue price) so that such additional notes shall be consolidated and form a single series with the Subordinated Notes.

21.            Governing Law; Interpretation. This Note shall be governed by and construed in accordance with applicable federal law and the laws of the State of Maryland, without regard to conflict of laws principles of said state. This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 Capital, and the terms hereof shall be interpreted in a manner to satisfy such intent.

22.            Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency, bankruptcy, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities, or similar proceedings or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

23.            No Sinking Fund; Convertibility. This Note is not entitled to the benefit of any sinking fund or any compensating balance or any other funds or assets subject to a legal right of offset, as defined by applicable state law. This Note is not convertible into or exchangeable for any of the equity or other securities or assets of the Issuer or any of its subsidiaries.

24.            No Recourse Against Others. This Note shall be binding upon the Issuer and its successors and permitted assigns. Other than the obligations, covenants and agreements to be performed hereunder by the Issuer and its successors and permitted assigns, no recourse under or upon any obligation, covenant, or agreement contained in this Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present, or future stockholder, employee, officer, or director, as such, of the Issuer or of any predecessor or successor (other than any successor to the Issuer), either directly or through the Issuer or any predecessor or successor (other than any successor to the Issuer), under any rule of law, statute, or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder of this Note and as part of the consideration for the issuance of this Note.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

HOWARD BANCORP, INC.

By:
Mary Ann Scully
Chief Executive Officer

ATTEST:

George Coffman
Chief Financial Officer

[Signature Page to Subordinated Note]

ISSUING AND PAYING AGENT CERTIFICATE OF AUTHENTICATION

This is one of the Notes of Howard Bancorp, Inc. issued under the within-referenced Paying Agent Agreement:

U.S. BANK NATIONAL ASSOCIATION,
as Issuing and Paying Agent

By:

Name:

Title:

Dated:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

 (Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint  ___________________________________________  agent to transfer this Note on the books of Howard Bancorp, Inc. (the “Issuer”).  The agent may substitute another to act for him.

Date:                                                                                        Your Signature:
__________________________

Signature Guarantee:                                                            (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The signatory hereto hereby certifies that it  is /  is not an Affiliate of the Issuer and that, to its knowledge, proposed transferee  is /  is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Note(s) evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Note(s) and the last date, if any, on which such Note(s) were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Note(s) are being:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Issuer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the above boxes is checked, the Issuer will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may  reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature

Signature Guarantee:

Signature (must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature
Date:

EXHIBIT A
ISSUING AND PAYING AGENT AGREEMENT

[See attached]

 A-1